EXHIBIT 16.1

GEORGE BRENNER, C.P.A.

A PROFESSIONAL CORPORATION

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGLES, CALIFORNIA 90064

310-202-6445-Fax 310-202-6494

March 17, 2008

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: NVCN CORPORATION, a Delaware corporation (the "Company")

Ladies and Gentlemen:

I have read the statements made by NVCN Corporation (copy attached), which I understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of the Company dated March 17, 2008.

I agree with the statements concerning my firm in such Form 8-K.

Very truly yours,

/s/ George Brenner, C.P.A.